Exhibit 99.1

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2003, I, Anthony J. Gould, Executive Vice President, Chief Financial and Chief Accounting Officer of  Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002  that:

(2)          such Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in such Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Western Sierra Bancorp.

Date: May 12, 2003
/s/ Anthony J. Gould
Chief Financial and Accounting Officer